Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Colony Bankcorp, Inc. (“Colony”) and TC Bancshares, Inc. (“TCBC”) and are adjusted to give effect to the merger of TCBC with and into Colony on December 1, 2025 (the “Merger”). The unaudited pro forma combined consolidated balance sheet as of September 30, 2025 is presented as if the merger had occurred on September 30, 2025. The unaudited pro forma combined consolidated condensed statements of income for the year ended December 31, 2024 and for the nine month period ended September 30, 2025 are presented as if the merger had occurred on January 1, 2024.

The unaudited pro forma combined financial information gives effect to the acquisition of TCBC as business combinations under GAAP. Accordingly, all assets and liabilities were recorded at estimated fair value. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to unaudited pro forma combined consolidated condensed statements of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Colony’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Colony anticipates that the acquisition of TCBC will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of TCBC. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Colony and TCBC been combined during these periods.

The unaudited pro forma combined financial information is provided for informational purposes only. The unaudited pro forma combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes included in Colony’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Colony’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2025, as well as TCBC’s historical consolidated financial statements and related notes for the year ended December 31, 2024 and for the nine months ended September 30, 2025 which are included as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report filed on Form 8-K.

COLONY BANKCORP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2025
 (all amounts are in thousands)

	Colony Historical	TCBC Historical	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and due from banks	$25,291	$2,279	$27,570	$(21,334)	A	$6,236
Fed Funds sold	1,494	-	1,494	-		1,494
Interest-bearing deposits in banks	173,181	30,275	203,456	-		203,456
Cash and cash equivalents	199,966	32,554	232,520	(21,334)		211,186
Investment securities available-for-sale, at fair value	305,259	93,875	399,134	-		399,134
Investment securities, held-to-maturity, at amortized cost	389,135	-	389,135	-		389,135
Other investments	17,999	1,982	19,981	-		19,981
Loans held for sale	19,286	0	19,286	-		19,286
Loans	2,037,056	413,062	2,450,118	(14,288)	B	2,435,830
Allowance for Credit Losses	(18,086)	(5,014)	(23,100)	1,222	C	(21,878)
Loans, net	2,018,970	408,048	2,427,018	(13,066)		2,413,952
Premises and equipment	35,604	5,971	41,575	(2,318)	D	39,257
Other real estate owned	710	-	710	-		710
Goodwill	50,871	-	50,871	3,871	E	54,742
Other intangible assets	3,544	-	3,544	11,518	F	15,062
Bank-owned life insurance	59,207	12,337	71,544	-		71,544
Other assets	52,195	4,842	57,037	-		57,037
Total Assets	3,152,746	559,609	3,712,355	(21,329)		3,691,026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Noninterest Bearing	$442,142	$57,065	$499,207	$-		$499,207
Interest Bearing	2,142,187	408,659	2,550,846	(1,694)	G	2,549,152
Total Deposits	2,584,329	465,724	3,050,053	(1,694)		3,048,359
Federal Home Loan Bank advances	185,000	10,000	195,000	-		195,000
Other borrowings	63,109	-	63,109	-		63,109
Other liabilities	17,976	6,166	24,142	667	H	24,809
Total Liabilities	2,850,414	481,890	3,332,304	(1,027)		3,331,277
Stockholders' equity:
Common stock	17,461	40	17,501	3,792	I	21,293
Paid in capital	167,096	39,803	206,899	19,252	J	226,151
Retained earnings (Accumulated deficit)	154,748	41,805	196,553	(47,275)	K	149,278
Accumulated other comprehensive income, net of taxes	(36,973)	(794)	(37,767)	794	L	(36,973)
Unearned ESOP	-	(3,135)	(3,135)	3,135	M	-
Total Stockholders’ Equity	302,332	77,719	380,051	(20,302)		359,749
Total Liabilities and Stockholders’ Equity	$3,152,746	$559,609	$3,712,355	$(21,329)		$3,691,026
	$3,152,746	$559,609	$3,712,355

A.	Includes cash consideration paid to TC Bancshares, cash out value of 407,510 stock options with a weighted average exercise price of $14.77, TC Bancshares transaction costs, and proceeds from sale of buildings.
B.	Reflects purchase accounting adjustment to record TC Bancshares' loans at fair value, as well as the credit related adjustment for non-purchased credit-deteriorated (“non-PCD”) loans.
C.	Adjustment of TC Bancshares' Allowance for Credit Losses ("ACL") to reflect elimination of TC Bancshares' ACL at closing, reflect gross-up for estimated lifetime credit losses on purchase credit deteriorated ("PCD") loan, and reflect estimated lifetime credit losses on non-PCD loans.
D.	Adjustment to reflect sale of TC Bancshares' buildings through sales-leaseback and fair value of equipment acquired, net
E.	Adjustment to record estimated goodwill associated with the merger.
F.	Adjustment to record an estimated core deposit intangible of $11.5 million related to the merger.
G.	Adjustment to record estimated fair value adjustments on acquired certificates of deposits
H.	Adjustment to recognize net deferred tax liability associated with the fair value adjustments recorded in the merger.
I.	Adjustments to common stock to eliminate TC Bancshares' common stock of $40 thousand par value and record the issuance of Colony common stock to TC Bancshares' common shareholders of $3.8 million par value
J.	Adjustments to paid in capital to eliminate TC Bancshares' capital surplus of $39.8 million and record the issuance of Colony common stock in excess of par value to TC Bancshares' common shareholders of $59.1 million.
K.	Adjustments to eliminate TC Bancshares' retained earnings of $41.8 million offset by purchase accounting adjustments included herein.
L.	Adjustment to eliminate TC Bancshares' accumulated other comprehensive loss of $794 thousand.
M.	Adjustment to eliminate TC Bancshares' unearned ESOP

COLONY BANKCORP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2024

(all amounts are in thousands, except per share data)

	Colony Historical	TCBC Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest income
Loans, including fees	$111,675	$22,578	$4,153	A	$138,406
Deposits with other banks and short term investments	4,592	1,230	(971)	B	4,851
Investment securities	20,974	2,471	298	C	23,743
Total interest income	137,241	26,279	3,480		167,000
Interest expense
Deposits	50,007	11,115	847	D	61,969
Interest on borrowed funds	11,158	592	-		11,750
Total interest expense	61,165	11,707	847		73,719
Net interest income	76,076	14,572	2,633		93,281
Provision for loan losses	3,050	(56)	1,896	E	4,890
Net interest income after provision for loan losses	73,026	14,628	737		88,391
Noninterest income
Service charges on deposit accounts	9,365	438	-		9,803
Mortgage fee income	6,048	164	-		6,212
Loss on sale of securities	(1,835)	-	-		(1,835)
BOLI income	1,725	327	-		2,052
Other noninterest income	24,072	33	-		24,105
Total noninterest income	39,375	962	-		40,337
Noninterest expense
Salaries and employee benefits	49,767	8,521	-		58,288
Occupancy and equipment	6,149	1,426	400	F	7,975
Amortization of intangibles	1,217	-	1,263	G	2,480
Acquisition related expenses	-	-	-	H	-
Other noninterest expense	25,701	4,862	-		30,563
Noninterest expense	82,834	14,809	1,663		99,306
Income before income taxes	29,567	781	(926)		29,422
Income taxes	5,699	186	1,765	I	7,650
Net Income	$23,868	$595	$(2,691)		$21,772
Net income per share of common stock
Basic	$1.36	$0.14			$1.01
Diluted	$1.36	$0.14			$1.01
Weighted average shares outstanding, basic	17,557,743	4,234,675	(402,422)	J	21,389,996
Weighted average shares outstanding, diluted	17,557,743	4,253,313	(421,060)	J	21,389,996

A.	Adjustment to interest income to record the estimated accretion for the net discount on acquired loans and leases.
B.	Adjustment represents lost interest on cost of cash on the cash consideration paid at merger close.
C.	Adjustment reflects the yield adjustment for interest income on investment securities
D.	Adjustment reflects yield adjustment for interest expense on time deposits
E.	Adjustment to record provision for credit losses on non-PCD acquired loans.
F.	Adjustment for increase lease expense through sales-leaseback transaction, net of reduced deprecation expense for sold buildings
G.	Adjustment reflects the net increase in amortization of other intangible assets for the acquired core deposit intangible asset.
H.	Colony expects to incur one-time merger related charges, however, these are not reflected in the pro forma income statements. Colony has preliminarily estimated its after-tax transaction expenses related to the merger with TCBC at approximately $3.4 million. TCBC’s preliminary estimated transaction expenses related to the merger, net of tax, are approximately $5.1 million. Both Colony’s and TCBC’s estimated transaction expenses remain preliminary and are expected to be refined as the companies evaluate personnel, benefit plans, facilities, equipment, and service contracts to identify potential redundancies.
I.	Income taxes were adjusted to reflect the tax effects of TC Bancshares' being taxed using Colony’s Federal and State statutory rate of 26%.
J.	Adjustment to weighted - average shares of Colony's stock to reflect elimination of TC Bancshares' common stock outstanding and to reflect the estimated number of shared of Colony; common stock to be issues to holders of TC Bancshares' common stock using the exchange ratio of 1.250

COLONY BANKCORP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

(all amounts are in thousands, except per share data)

	Colony Historical	TCBC Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest income
Loans, including fees	$89,872	$18,464	$3,115	A	$111,451
Deposits with other banks and short term investments	4,487	700	(728)	B	4,459
Investment securities	14,893	3,122	224	C	18,239
Total interest income	109,252	22,286	2,611		134,149
Interest expense
Deposits	34,737	8,875	635	D	44,247
Interest on borrowed funds	8,479	407	-		8,886
Total interest expense	43,216	9,282	635		53,133
Net interest income	66,036	13,004	1,976		81,016
Provision for loan losses	2,850	(195)	0		2,655
Net interest income after provision for loan losses	63,186	13,199	1,976		78,361
Noninterest income
Service charges on deposit accounts	7,031	326	-		7,357
Mortgage fee income	5,414	120	-		5,534
(Loss) gain on sale of securities	(1,039)	-	-		(1,039)
BOLI income	1,215	281	-		1,496
Other noninterest income	16,612	25	-		16,637
Total noninterest income	29,233	752	-		29,985
Noninterest expense
Salaries and employee benefits	38,302	6,858	-		45,160
Occupancy and equipment	4,995	1,048	300	E	6,343
Amortization of intangibles	836	-	1,158	F	1,994
Acquisition related expenses	732	659	(1,391)	G	-
Other noninterest expense	21,972	3,543	-		25,515
Noninterest expense	66,837	12,108	67		79,012
Income before income taxes	25,582	1,843	1,909		29,334
Income taxes	5,172	430	2,025	H	7,627
Net Income	$20,410	$1,413	$(116)		$21,707
Net income per share of common stock
Basic	$1.17	$0.35			$1.02
Diluted	$1.17	$0.35			$1.02
Weighted average shares outstanding, basic	17,472,972	4,017,595	(185,342)	I	21,305,225
Weighted average shares outstanding, diluted	17,472,972	4,060,956	(228,703)	I	21,305,225

A.	Adjustment to interest income to record the estimated accretion for the net discount on acquired loans and leases.
B.	Adjustment represents lost interest on cost of cash on the cash consideration paid at merger close.
C.	Adjustment reflects the yield adjustment for interest income on investment securities
D.	Adjustment reflects yield adjustment for interest expense on time deposits
E.	Adjustment for increase lease expense through sales-leaseback transaction, net of reduced deprecation expense for sold buildings
F.	Adjustment reflects the net increase in amortization of other intangible assets for the acquired core deposit intangible.
G.	Colony expects to incur one-time merger related charges, however, these are not reflected in the pro forma income statements. Colony has preliminarily estimated its after-tax transaction expenses related to the merger with TCBC at approximately $3.4 million. TCBC’s preliminary estimated transaction expenses related to the merger, net of tax, are approximately $5.1 million. Both Colony’s and TCBC’s estimated transaction expenses remain preliminary and are expected to be refined as the companies evaluate personnel, benefit plans, facilities, equipment, and service contracts to identify potential redundancies.
H.	Income taxes were adjusted to reflect the tax effects of TC Bancshares' being taxed using Colony’s Federal and State statutory rate of 26%.
I.	Adjustment to weighted - average shares of Colony's stock to reflect elimination of TC Bancshares' common stock outstanding and to reflect the estimated number of shared of Colony; common stock to be issues to holders of TC Bancshares' common stock using the exchange ratio of 1.250